UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 23, 2025, PMGC Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (“Investor,” and, together with the Company, the “Parties”). The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Purchase Agreement: (i) one or more Secured Pre-Paid Purchases (each, a “Pre-Paid Purchase,” and all shares of the Company’s common stock, par value $0.0001, “Common Stock”) issuable under the Pre-Paid Purchases, the “Pre-Paid Shares”) in the aggregate purchase amount of up to $20,000,000 (such amount, the “Commitment Amount”), which includes the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase (as further described below); (ii) Pre-Paid Purchase # 1 (the “Initial Pre-Paid Purchase”) in the original principal amount of $5,000,000, to be delivered by the Company to the Investor on the date of consummation of the issuance and sale of the Initial Pre-Paid Purchase and the Pre-Delivery Shares (such consummation, “Closing,” and such date, the “Closing Date”); (iii) 56,700 shares of Common Stock as a commitment fee for Initial Pre-Paid Purchase (“Commitment Shares”), such Commitment Shares to be delivered by the Company to Investor on the Closing Date; (iv) 10,300 shares of Common Stock to be used as pre-delivery shares (“Pre-Delivery Shares,” and, together with the Commitment Shares, all Pre-Paid Purchases, and the Pre-Paid Shares, the “Securities”), to be issued and delivered by the Company to Investor on the Closing Date. In connection with the Purchase Agreement, the Company also entered into the Security Agreement (as defined and described below) and the Pledge Agreement (as defined and described below). Additionally, in connection with the Purchase Agreement, certain of the Company’s wholly owned subsidiaries, AGA Precision Systems LLC, a California limited liability company (“AGA”), and Pacific Sun Packaging Inc., a California corporation (“Pacific Sun”), each entered into a Guaranty (each, a “Guaranty”) for the benefit of the Investor, as further described below.

Initial Pre-Paid Purchase

The Initial Pre-Paid Purchase carries an original issue discount of $425,000.00 (“OID”). The Company agreed to pay $30,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Expense Amount”). The initial purchase price payable to the Company on the Closing Date was $4,545,000.00 (the “Initial Purchase Price”), computed as follows: $5,000,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. In addition to the Initial Purchase Price, the Investor also agreed to pay $6.70 to Company for the Pre-Delivery Shares (the “Pre-Delivery Purchase Price,” and, together with the Initial Purchase Price, the “Purchase Price”). The maturity date of the Initial Pre-Paid Purchase is September 26, 2028.

Subject to the terms and conditions of the Initial Pre-Paid Purchase, at any time following September 26, 2025, Investor may, by providing written notice to Company, require Company to issue and sell Purchase Shares to Investor, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Purchase Share Purchase Price”). The Purchase Amount shall not exceed the Outstanding Balance. In addition, if the Purchase Share Purchase Price is below $1.058, the Investor may elect to have the portion of the applicable Purchase Amount that is less than $1.058 be paid in cash rather than Purchase Shares. The Company may not effect any issuance of Purchase Shares pursuant to the Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause the Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor.

At any time following September 26, 2025, Investor will also have the right to require Company to issue and sell Purchase Shares to Investor at the Pre-Delivery Purchase Price by delivering a Purchase Notice to Company indicating the portion of the Outstanding Balance Investor is electing to use for the purchase of such Purchase Shares. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of these shares, constituting pre-delivery shares (“Initial Pre-Delivery Shares”), exceed, in the aggregate, the Pre-Delivery Purchase Cap. Issuances of Initial Pre-Delivery Shares will be subject to the Maximum Percentage. The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance other than the pre-delivery purchase cap of $25,000.00, subject to certain conditions. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to the Investor of an amount in cash equal to 120.00% multiplied by the portion of the outstanding balance of the Initial Prepaid Purchase the Company elects to prepay.

Upon an Event of Default (as defined below), Investor may accelerate the Initial Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Initial Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

“Event of Default” means any of the following events: (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the applicable Pre-Paid Purchase; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction (as defined in the Initial Pre-Paid Purchase) without Investor’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control (as defined in the Pre-Paid Purchase); (i) Company fails to timely establish and maintain the Share (j) Company fails to deliver any Purchase Shares (including Pre-Delivery Shares) in accordance with the terms provided in the Pre-Paid Purchase, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (1) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (2) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Investor; (l) the Company fails to be DWAC Eligible; (m) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement (as defined in the Initial Pre-Paid Purchase) in any material respect; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained in the Pre-Paid Purchase or in any other Transaction Document in any material respect, other than those specifically set forth in Section 4.1 of the Initial Pre-Paid Purchase or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Investor in the Initial Pre-Paid Purchase or in any Transaction Document in connection with the issuance of this Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for the Purchase Shares to be sold for a period of more than thirty (30) days; and (q) the Company or any subsidiary of the Company, breaches any material covenant or other material term or condition contained in any Other Agreements.

Request of Additional Pre-Paid Purchases

Pursuant to the Purchase Agreement, the Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period, subject to the satisfaction of closing conditions, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than $250,000 from the Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase will take place on or before the third (3rd) Trading Day following the date of such Request (the date of the closing of each Pre-Paid Purchase, the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in the Purchase Agreement as of such Pre-Paid Purchase Date, the Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date (except in respect of the Initial Pre-Paid Purchase, which shall be paid on the Closing Date) immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase, except as noted in the Purchase Agreement. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The original issue discount (“OID”) for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be eight and one-half percent (8.5%) of the amount set forth in the applicable Request, and each subsequent Pre-Paid Purchase will accrue interest at the rate of eight and one-half percent (8.5%) per annum. The floor price per share of Common Stock of each subsequent Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date, subject to another floor price for purposes of compliance with the Listing Rules of The Nasdaq Stock Market LLC. Other than the principal balance and certain other terms, the terms of any additional Pre-Paid Purchase will be substantially similar to the terms of the Initial Pre-Paid Advance.

Repurchase of Pre-Delivery Shares

If there is no Pre-Paid Purchase Outstanding Balance and the Commitment Period has ended, the Company may repurchase the Pre-Delivery Shares upon a written request delivered to the Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from the Company, the Investor shall deliver to Company a number of shares of Common Stock equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof) delivered to Investor hereunder, and Company will pay Investor $0.0001 for each such Pre-Delivery Share prior to the Investor’s delivery of such shares.

Participation Right

The Company granted to the Investor a participation right in which the Investor has the right to participate, at the Investor’s discretion and during the Commitment Period, in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide the Investor with written notice of the consummation of such financing, along with copies of the transaction documents. The Investor will then have up to five (5) Trading Days to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Parties agreed that if the Company breaches its obligations with respect to the Participation Right, the Investor’s sole and exclusive remedy is to receive liquidated damages.

Weekly Sales Cap

The Investor agreed that, so long as no event of default has occurred under any Pre-Paid Purchase, it will not sell, during any calendar week, shares of Common Stock in an amount exceeding fifteen percent (15%) of the total weekly dollar trading volume of the Common Stock on all trading markets for such week.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (1) from entering into a Variable Rate Transaction with the Investor or any affiliate of the Investor, or (2) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Investor or any affiliate of the Investor, in each case without first obtaining the prior written consent of the Investor, which may be granted or withheld in the Investor’s sole and absolute discretion.

In addition, the Company agreed to file a registration statement on Form S-1 (the “Initial Registration Statement”) registering at least 5,000,000 shares of Common Stock for their resale. The Company agreed to use its reasonable best efforts to cause the Initial Registration Statement to be deemed effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as possible after the Initial Registration Statement’s filing. The Company also agreed to prepare and file with the SEC a preliminary Information Statement on Schedule 14C relating to the majority shareholders’ approval of the potential issuance of shares to the Investor in excess of the requirements of Nasdaq Listing Rule 5635(d).

The Company agreed to reserve 8,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The Parties also agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to the Investor so long as no Pre-Paid Purchases are outstanding.

Guaranties, Security Agreement and Pledge Agreement

AGA and Pacific Sun each entered into a Guaranty for the benefit of Investor (each of AGA and Pacific Sun, in its capacity as a guaranty under the applicable Guaranty, a “Guarantor”). Pursuant to each Guaranty, the Guarantor agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Security Agreement and the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: (i) the Collateral, which includes the assets of AGA and Pacific Sun; and (ii) the equity interests in AGA and Pacific Sun. The Investor has a first-position security interest (“Security Interest”) in all right, title, interest, claims, and demands of the Company in and to the Collateral, which Security Interest is subordinate only to Permitted Liens.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full.

Placement Agency Agreement

Concurrent with the Company’s entry into the Purchase Agreement, the Company entered into a Placement Agency Agreement with Univest Securities, LLC (“Univest”) on September 23, 2025 (the “Placement Agreement”).

Under the Placement Agreement, Univest will serve as the Company’s exclusive placement agent in connection with the offering and sale by the Company of the Securities under the terms of the Transaction Documents. As consideration for Univest’s services, the Company shall pay to Univest: (i) a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of the Securities at each applicable closing; and (ii) reimbursement of Univest’s legal fees and other out-of-pocket fees, costs and expenses in an amount of up to $30,000. The term of Univest’s exclusive engagement began on September 23, 2025 and continues until the earlier of (i) the applicable closing date and (ii) the date Univest or the Company terminates the engagement according to the terms of the Placement Agreement. Such engagement may be terminated at any time by either the Company or Univest upon sixty (60) days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

The Closing of the Initial Pre-Paid Purchase took place on September 26, 2025. The Company received net proceeds of $3,990,000 and plans to use such proceeds for general corporate purposes, including working capital, and to fund potential acquisitions of the stock or assets of other companies. Univest was paid $400,000 as cash compensation and $30,000 for its expenses.

The foregoing descriptions of each of the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement, and the Placement Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement, and the Placement Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K (“Form 8-K”), and incorporated herein by reference.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement and the Placement Agreement, as applicable.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 of this Form 8-K is incorporated herein by reference. The Commitment Shares and Pre-Delivery Shares have not been registered under the Securities Act and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Based in part upon the representations of the holder in the Purchase Agreement, the offering and sale of the Commitment Shares and Pre-Delivery Shares is exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Pre-Paid Purchase
10.3	Form of Guaranty
10.4	Form of Security Agreement
10.5	Form of Pledge Agreement
10.6	Form of Placement Agency Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer